UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):  February 26, 2015

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Entry into Change of Control Agreements.

Gulf Island Fabrication, Inc. (“Gulf Island”) entered into Change of Control Agreements, effective February 26, 2015 (collectively, the “Agreements”), with the following executive officers, Kirk J. Meche, Todd F. Ladd and Jeffrey M. Favret (each individually, the “Executive” and collectively, the “Executives”). The Agreements are intended to replace previous Change of Control Agreements between Gulf Island and Messrs. Meche, Ladd and Favret, which expired on December 31, 2014 (collectively, the “Expired Agreements”) and are substantially similar to the Expired Agreements. The Agreements entitle the Executives to receive additional benefits in the event of a termination of employment under certain circumstances following a change of control of Gulf Island, as described below. Each Agreement provides that if, during a specified period of time following a change of control, Gulf Island or its successor terminates the Executive other than by reason of death, disability, retirement or cause (as defined in the Agreements), or the Executive voluntarily terminates his employment for good reason (as defined in the Agreement), the Executive will receive a lump-sum cash payment equal to the sum of his prorated bonus plus two times (in the case of Mr. Meche) or one and one half times (in the case of Messrs. Favret and Ladd) the sum of (a) the Executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the Executive during the three fiscal years immediately preceding the termination date. This specified period of time following a change of control is 24 months for Mr. Meche and 18 months for Messrs. Favret and Ladd. Gulf Island shall continue to provide to each of the Executives insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date that Executive accepts new employment. The benefits provided under the Agreements are in addition to the value of any accelerated vesting of equity awards resulting from a change of control under Gulf Island’s stock incentive plans. If any part of the payments or benefits received by the Executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code. Copies of the Agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

Amendment to Annual Incentive Program

As previously disclosed, Gulf Island approved a new annual incentive program beginning in fiscal year 2014 (the “Annual Incentive Program”), under which Gulf Island’s executive officers and certain other key employees (collectively, the “Key Employees” and each a “Key Employee”) would be eligible to receive annual cash incentive awards of up to 150% of his or her annual base salary.  Effective February 26, 2015, Gulf Island amended and restated its Annual Incentive Program (the “Amended and Restated Annual Incentive Program”).  The Amended and Restated Annual Incentive Program, modifies the maximum annual cash incentive award that may be earned and awarded to a Key Employee under the program, as follows:

(a)	The President and Chief Executive Officer of Gulf Island (the “CEO”) may earn up to 200% of his or her annual base salary;

(b)	the Chief Operating Officer of Gulf Island (the “COO”) may earn up to 160% of his or her annual base salary.

(c)	the Chief Financial Officer of Gulf Island (the "CFO") may earn up to 150% of his or her annual base salary;

(d)	certain Vice Presidents and General Managers may earn up to 130% of his or her annual base salary;

(e)	the Vice President of Business Development of Gulf Island (the “Vice President of Business Development”) may earn up to 110% of his or her annual base salary.

A copy of the Amended and Restated Annual Incentive Program is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit Number	Description

	10.1	Change of Control Agreement between Gulf Island and Kirk J. Meche

	10.2	Change of Control Agreement between Gulf Island and Jeffrey M. Favret

	10.3	Change of Control Agreement between Gulf Island and Todd F. Ladd

	10.4	Amended and Restated Annual Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:  March 4, 2015

GULF ISLAND FABRICATION, INC.

EXHIBIT INDEX

Exhibit No.

10.1	Change of Control Agreement between Gulf Island and Kirk J. Meche

10.2	Change of Control Agreement between Gulf Island and Jeffrey M. Favret

10.3	Change of Control Agreement between Gulf Island and Todd F. Ladd

10.4	Amended and Restated Annual Incentive Program